Exhibit 10.1



                  Information Concerning Executive Compensation

On January 9, 2007, the Compensation Committee of Homefed Corporation (the "Company") approved annual salary increases (effective January 1, 2007) and discretionary 2006 cash bonuses for each of the Company's executive officers who were included as named executive officers in the Company's 2006 proxy statement (other than Mr H. Pike Oliver, who is no longer employed by the Company).


         Name and Title          Base Salary in 2007    Bonus Award for 2006(1)
         --------------          -------------------    -----------------------


         Paul J. Borden                  $245,906              $354,114(2)
         President and
         Chief Executive Officer

         Curt R. Noland                  $159,135              $254,635
         Vice President

         Erin N. Ruhe                    $128,750              $253,750
         Vice President,
         Treasurer and Controller


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(1) Includes a holiday bonus paid to each of the named executive officers based on a percentage of salary of $7,162 for Mr. Borden, $4,635 for Mr. Noland and $3,750 for Ms. Ruhe.

(2) Includes a gross-up bonus of $ 46,952 for Mr. Borden as reimbursement for taxes payable on travel, commuting and lodging expenses.